Crescent Energy Announces Appointment of Joey Hall as Chief Operating Officer

Houston – May 19, 2025 – Crescent Energy Company (NYSE: CRGY) (“Crescent” or the “Company”)
today announced the appointment of J.D. (“Joey”) Hall as Chief Operating Officer, effective June 2, 2025.

Mr. Hall most recently served as Executive Vice President of Operations at Pioneer Natural Resources Company, where he was also a member of the Executive Committee. During his multi-decade career at Pioneer, Mr. Hall held leadership roles overseeing development and operational strategy in multiple regions, including the Eagle Ford and Permian Basin. Mr. Hall received a Bachelor of Science degree in Mechanical Engineering from Texas Tech University and is a Registered Professional Engineer in the State of Texas. In addition to his professional accomplishments, Mr. Hall and his family support a number of non-profit organizations and cofounded the nonprofit Will to Cure ALD.

Joey Hall said, “I am excited to join the Crescent team and a company I see as one of the best-positioned growth stories in the energy sector. I look forward to working with the team to scale operational capabilities and drive sustainable, long-term growth. Our focus will remain on delivering strong financial results while advancing innovation, environmental responsibility, and a culture of safety and operational excellence.”

David Rockecharlie, Chief Executive Officer of Crescent, commented, “We are thrilled to welcome Joey Hall to the Crescent team. Joey is a proven leader and trusted teammate with a world-class track record of operational success. Crescent continues to build on our leading combination of investing and operating expertise, enabling us to advance our investment grade ambitions and deliver long-term value to our shareholders.”

About Crescent Energy Company
Crescent is a differentiated U.S. energy company committed to delivering value for shareholders through a disciplined growth through acquisition strategy and consistent return of capital. Our long-life, balanced portfolio combines stable cash flows from low-decline production with deep, high-quality development inventory. Our activities are focused in Texas and the Rocky Mountain region. For additional information, please visit www.crescentenergyco.com.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations. The words and phrases “should”, “could”, “may”, “will”, “believe”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “goal” and similar expressions identify forward-looking statements and express the Company’s expectations about future events. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control. Such risks and uncertainties include, but are not limited to, weather, political and general economic conditions and events in the U.S. and in foreign oil producing companies, including the impact of inflation, elevated interest rates and associated changes in monetary policy; changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements; federal and state regulations and laws, including the Inflation Reduction Act of 2022, taxes, tariffs and international trade, safety and the protection of the environment; the impact of disruptions in the capital markets;

geopolitical events such as the armed conflict in Ukraine, the Israel-Hamas conflict and increased hostilities in the Middle East, including heightened tensions with Iran; actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil-producing countries, including the agreement by OPEC to phase out production cuts; the availability of drilling, completion and operating equipment and services; reliance on the Company's external manager; commodity price volatility, the severity and duration of public health crises; and the risks associated with commodity pricing and the Company's hedging strategy, the timing and success of business development efforts, including acquisition and disposition opportunities, our ability to integrate operations or realize any anticipated operational or corporate synergies and other benefits from recent acquisitions. Consequently, actual future results could differ materially from expectations. The Company assumes no duty to update or revise its respective forward-looking statements based on new information, future events or otherwise.

Crescent Energy Investor Relations Contacts
IR@crescentenergyco.com

Crescent Energy Media Contacts
Media@crescentenergyco.com

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